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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 30, 2005
                             -----------------------

                         PRG-SCHULTZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

              GEORGIA                             000-28000                         58-2213805
    (State or Other Jurisdiction          (Commission File Number)                 (IRS Employer
         of Incorporation)                                                      Identification No.)

                         600 GALLERIA PARKWAY, SUITE 100
               (Address of principal executive office) (zip code)

       Registrant's telephone number, including area code: (770) 779-3900

                                       N/A
          (Former name or former address, if changed since last report)
                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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


ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2005, Jonathan Golden, P.C., a wholly owned professional corporation of Jonathan Golden, a director of PRG-Schultz International, Inc. (the
"Company"), gave the Company thirty days notice of the termination of its consulting agreement with the Company. As a result, the agreement will terminate on July 30, 2005. The month to month agreement called for Jonathan Golden, P.C to provide the Company with financial advisory and management consulting services, for which it was paid $5833.33 per month, subject to either party giving thirty days notice of termination. The agreement contained no early termination penalties. Mr. Golden will continue as a director of the Company, and the Company expects to continue to use the services of Arnall Golden Gregory LLP, a law firm in which Jonathan Golden, P.C. is a partner. A more detailed description of Mr. Golden's relationship with the Company can be found in the Company's proxy statement for its 2005 Annual Meeting of shareholders.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, PRG-Schultz International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PRG-SCHULTZ INTERNATIONAL, INC.



Date: June 30, 2005                     By:   /s/ Clinton McKellar, Jr.
                                              -------------------------
                                              Clinton McKellar, Jr.
                                              General Counsel and Secretary






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